Independent auditors' consent
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The board and shareholders IDS Progressive Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




KPMG Peat Marwick LLP

Minneapolis, Minnesota
November   , 1997